Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

July 8, 2024

Broadcom Inc.
3421 Hillview Avenue
Palo Alto, California 94304

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Broadcom Inc., a Delaware corporation (the “Company”), in connection with the filing of an automatic shelf registration statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder and relates to, among other things, the offer and sale from time to time of the following securities of the Company (collectively, the “Securities” and, each, a “Security”):  (i) shares of common stock, par value $0.001 per share (“Common Stock”), including shares of Common Stock as may from time to time be issued upon conversion or exchange of Debt Securities or Preferred Stock (each as defined below) or the exercise of Warrants or Units (each as defined below), (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, (iii) debt securities (“Debt Securities”), which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Debt Securities, will be in the form of debt securities to be issued under an indenture (the “Base Indenture”) to be entered into between the Company, as issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”), a form of which is included as Exhibit 4.5 to the Registration Statement, as supplemented and amended with respect to each series of the Debt Securities by the terms thereof established, as applicable, pursuant to authorizing resolutions, an officer’s certificate or a supplemental indenture, to be executed on the date the Debt Securities are issued (each, a “Supplemental Indenture” and the Base Indenture, as supplemented and amended with respect to each series of Debt Securities by the terms of the applicable Supplemental Indenture, the “Indenture”), (iv) warrants to purchase shares of Common Stock and/or any other Security (“Warrants”), (v) rights to purchase shares of Common Stock and/or any other Security (“Rights”), (vi) purchase contracts to purchase shares of Common Stock and/or any other Security (“Purchase Contracts”) and (vii) units consisting of any combination of the other Securities (“Units”).

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:  (a) the Registration Statement, (b) the form of Base Indenture (including the form of Debt Securities set forth therein), which is an exhibit to the Registration Statement, (c) the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof (the “Certificate of Incorporation”), (d) the Amended and Restated Bylaws of the Company, as in effect as of the date hereof (the “Bylaws”) and (e) a copy of certain written consents of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

Broadcom Inc.
July 8, 2024

We have examined the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies.  As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials, and, in certain instances, upon the representations and warranties of the Company contained in the Transaction Documents.  We have not independently verified such information and assumptions.

In expressing the opinions set forth below, we have assumed with your consent that all of the following (collectively, the “general conditions”) shall have occurred at or prior to the time of the delivery of any Securities: (i) the Board of Directors and any appropriate committee appointed thereby, shall have taken all necessary corporate action to approve the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities, (ii) the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), has become effective under the Securities Act and continues to be so effective, (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement, (v) the Registration Statement, the Securities, the Indenture and the Supplemental Indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the warrant agreements, the rights agreements, the purchase contract agreements, the unit agreements and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance, (vii) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein and (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Broadcom Inc.
July 8, 2024

We have assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered), (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We have assumed that the Base Indenture, any Supplemental Indenture, each applicable warrant agreement, each applicable rights agreement, each applicable purchase contract agreement and each applicable unit agreement will be duly authorized, executed and delivered by each party thereto, including the applicable Trustee, warrant agent, unit agent or any other agent, as the case may be, and that any Debt Securities, Warrants, Units, Rights or Purchase Contracts that may be issued will be duly authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, warrant agent, unit agent or any other agent, as the case may be.

We have assumed that New York law will be chosen to govern the Indenture, the Debt Securities, the Warrants, the Rights, the Purchase Contracts and the Units and the applicable Indenture, warrant agreements, rights agreements, purchase contract agreements and unit agreements governing such Securities, and that such choice in each case is a valid and legal provision.  We have also assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency.  As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others and of public officials.

Broadcom Inc.
July 8, 2024

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.          With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the general conditions shall have been satisfied, (ii) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company, (iii) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock have been duly executed and countersigned and (iv) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2.          With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the general conditions shall have been satisfied, (ii) a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designations”) has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company, (iv) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock have been duly executed and countersigned and (v) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

Broadcom Inc.
July 8, 2024

3.          With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the general conditions shall have been satisfied, (ii) the Indenture and indenture trustee qualify under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been filed with the Commission with respect to each such indenture trustee, (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Base Indenture and the applicable Supplemental Indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company, and (iv) the Offered Debt Securities, in a form compliant with the Base Indenture and the applicable Supplemental Indenture relating to such Offered Debt Securities and filed as an exhibit to the Registration Statement or to be filed as an exhibit or exhibits to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Base Indenture and the applicable Supplemental Indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Base Indenture and the applicable Supplemental Indenture relating to such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.          With respect to any series of Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the general conditions shall have been satisfied, (ii) a warrant agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established and are then in conformity with the applicable warrant agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable warrant agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable warrant agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Broadcom Inc.
July 8, 2024

5.          With respect to any Rights offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (i) the general conditions shall have been satisfied, (ii) the Securities relating to such Offered Rights have been duly authorized for issuance by the Company and (iii) the rights certificates providing for the issuance of the Securities relating to such Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable rights agreement, the Offered Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, upon payment of the agreed-upon consideration therefor, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.           With respect to any Purchase Contracts offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (i) the general conditions shall have been satisfied, (ii) the Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (iii) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable purchase contract agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.          With respect to any Units offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the general conditions shall have been satisfied, (ii) a unit agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the terms of the Offered Units and of their issuance and sale have been duly established and are then in conformity with the applicable unit agreement of which the Offered Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable unit agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable unit agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Broadcom Inc.
July 8, 2024

The opinions set forth above are each subject to the effects of:  (a) bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) an implied covenant of good faith and fair dealing, (e) the waivers of any usury defense contained in the Base Indenture, any Supplemental Indenture or the Offered Debt Securities which may be unenforceable, (f) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law,(g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies and (h) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws.  Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Broadcom Inc.
July 8, 2024

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.  We understand that prior to issuing any Securities you will afford us an opportunity to review all operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We are members of the Bar of the State of New York. The opinions contained herein are limited to the laws of the State of New York, the DGCL (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and the federal securities laws of the United States of America, in each case as in effect on the date hereof.  We express no opinion as to whether, or the extent to which, the laws of any other jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder.  We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz